CONTACTS:
Investors
Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

Media
Alexis Dominguez
MediaRelations@amerantbank.com
(305) 441-8412

Amerant Bancorp Announces Executive Transition

CORAL GABLES, FLORIDA, November 06, 2025. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Bank” or “Amerant”) today announced that the Company’s Board of Directors (“Board”) and Jerry Plush, Chairman and CEO, have mutually agreed for him to step down, effective November 5, 2025. The Board has appointed Carlos Iafigliola, Senior Executive Vice President (“SEVP”) and Chief Operating Officer (“COO”), Interim Chief Executive Officer (“Interim CEO”). In addition, Odilon Almeida Jr., who had been serving as Lead Independent Director, has been appointed Board Chair.

Mr. Iafigliola has nearly three decades of experience in the financial services industry. Most recently, he served as SEVP and COO at Amerant, where he successfully led the Bank’s Core Conversion, the sale of the Company’s Houston franchise and helped to streamline operations. He has also been instrumental in advancing all efforts of the Company’s ongoing digital transformation and operational modernization. In addition to these achievements, he managed critical areas such as loan and deposit operations, treasury management, technology and digital services, and project management, while also overseeing branch expansion. Prior to his tenure as COO, Mr. Iafigliola held roles of progressive responsibility, including Asset & Liability Manager and Treasury Manager, until he was named Chief Financial Officer in 2020. He started his career as a Market Risk Analyst at Mercantil Servicios Financieros, Amerant’s holding company prior to the IPO.

Chair of the Board, Mr. Almeida Jr., commented, “After careful consideration, the Board and Jerry mutually determined that now is the right time to make this leadership transition. The foundation of the Bank’s multi-year transformation has been established and the Board expects that this change will enable Amerant to advance its growth strategy while improving operational efficiency, supported by a robust risk management culture. On behalf of the Board, we thank Jerry for his years of service and contributions to Amerant, including implementing our relationship-first approach with our customers, while significantly elevating Amerant’s brand awareness in the markets we serve.”

Mr. Almeida Jr. continued, “As we look to the next chapter in Amerant’s transformation and growth, we are excited for Carlos to step into this leadership role. He is well-equipped to lead the Company, given his years of experience with the Bank and his vast knowledge of the business. The Board is confident that Carlos will drive the execution of our strategy, with a particular focus on enhancing risk management and improving the cost structure of the Bank. The Board is fully supportive of Carlos and the management team, and expects them to take all necessary actions to ensure that we make meaningful progress on our strategy, even in this interim period.”

“I am honored to be named Interim CEO of Amerant to help lead the Bank through its next phase of sustainable and profitable growth,” commented Carlos Iafigliola. “Since I joined Amerant in 2004, the Bank has gone through significant change that has strengthened its foundation. I look forward to working closely with the executive team and the Board to build on our strong base and achieve the strategic and financial performance we know we are capable of as the bank of choice in the markets we serve.”

The Board, with the support of a leading global executive search firm, will conduct a search to identify a permanent CEO, which is expected to include external candidates and Mr. Iafigliola. The Board’s actions today do not relate to any disagreement with Mr. Plush regarding Amerant’s policies or to any ethical or compliance concern.

About Amerant Bancorp Inc. (NYSE: AMTB)
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and operates 22 banking centers – 20 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, statements regarding expectations, plans or objectives for future operations, products or services, as well as our expectations regarding executing on our strategy and improving our cost structure and operational efficiency. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 5, 2025 (“the 2024 Form 10-K”), and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.